EXHIBIT 32.1
Certification of Principal Executive Officer
and Principal Financial Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Michael Campbell, Chief Executive Officer, and I, Jeff Hanks, Chief Financial Officer, of Resource Holdings, Inc. (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Annual Report on Form 10-K for the year December 31, 2009 of the Registrant, as amended by Amendment No. 1 thereto on Form 10-K/A, and filed with the Securities and Exchange Commission on the date hereof (the "Report"):

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	September 8, 2010	/s/ Michael B. Campbell
Michael B. Campbell, Chief Executive Officer (Principal Executive Officer)

Date:	September 8, 2010	/s/ Jeff A. Hanks
Jeff A. Hanks, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

*
A signed original of this written statement required by Section 906 has been provided to Resource Holdings, Inc. and will be retained by Resource Holdings, Inc. and furnished to the Securities Exchange Commission or its staff upon request.